INTERNET DISTRIBUTION AGREEMENT

Bodyguard Records.com, 138 Fulton Street, New York, NY 10038 ("Vendor") wishes to appoint CYBERRETAIL.COM, LLC, a New Jersey limited liability company with its principal place of business located at 611 Industrial Road, Carlstadt, New Jersey 07072 ("CyberRetail"), as the exclusive internet distributor of its products. This agreement sets out the terms and conditions under which Vendor agrees to appoint CyberRetail as its exclusive internet distributor. Capitalized terms are defined in the Terms and Conditions in Schedule A.

1.       Appointment as Exclusive Internet Distributor

Vendor hereby appoints CyberRetail as its exclusive distributor for the sale of Products on the Internet, during the Term and pursuant to the terms of this Agreement.

2.       Term

This Agreement shall be for an initial term of two (2) years commencing from the date hereof unless terminated in accordance with this Agreement.

3.       Fees and Commissions

Vendor shall pay to CyberRetail the following fees and commissions:
(a) a Commission of 26.5% of the Retail Price of each Product Item sold by CyberRetail; (b) a Set-up Fee is WAIVED; (c) a Storage Fee WAIVED; and (d) a Maintenance Fee is WAIVED for the ongoing maintenance and support of the Catalogue.

Further details relating to fees and commissions and other charges payable by the Vendor are set out in the Terms and Conditions.

4.       Products

The Products which are the subject of this Agreement are listed on Exhibit A hereto.

BY SIGNING THIS AGREEMENT THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ, UNDERSTOOD AND AGREED TO THE TERMS AND CONDITIONS IN SCHEDULE A WHICH FORM PART OF THIS AGREEMENT.

CYBERRETAIL.COM, LLC                        BODYGUARD RECORDS.COM

By: /s/ Edward P. Foy                       /s/ Eugene Foley
    -----------------                       ----------------
Print Name: Ed Foy                          Print Name:
Title: CEO                                  Date: 1-17-00
Date: 1/17/00                               Chairman/CEO


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TABLE OF CONTENTS

                                                                            Page

1.       DEFINITIONS.........................................................1
2.       EXCLUSIVE APPOINTMENT...............................................2
3.       PRODUCTS............................................................2
4.       WEB SITE; CATALOGUE.................................................2
5.       INVENTORY CONTROL AND ORDER FULFILLMENT.............................3
6.       TITLE TO AND RISK IN THE PRODUCTS...................................4
7.       PRODUCT MANAGER.....................................................4
8.       PRODUCT RETURNS.....................................................4
9.       FEES, COMMISSIONS AND CHARGES.......................................5
10.      AUDITS..............................................................5
11.      PRODUCT WARRANTY....................................................6
12.      REPRESENTATIONS AND WARRANTIES......................................6
13.      TERMINATION.........................................................6
14.      CONFIDENTIALITY.....................................................7
15.      USE OF THIRD-PARTY CONTRACTORS BY CYBERRETAIL.......................8
16.      INDEMNITY...........................................................8
17.      LIMITATION OF LIABILITY.............................................8
18.      MISCELLANEOUS.......................................................9
19.      REMEDIES; DISPUTE RESOLUTION.......................................10



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SCHEDULE A

TERMS AND CONDITIONS

1.       DEFINITIONS

    "Acceptable Size Run" means the minimum inventory level of a Product as agreed between CyberRetail and the Vendor from time to time. "Agreement" means the Internet Distribution Agreement between Vendor and CyberRetail and includes the Terms and Conditions and all other schedules, exhibits and attachments.

    "Benchmark Sales Level" shall have the meaning set forth in Section 13.2.

    "Catalogue" means the electronic catalogue of all products displayed on the CyberRetail Web Site. "Catalogue Information" means the information relating to the Products in the Catalogue.

    "Commission" means the commission payable by Vendor under Section 3(a) of the Internet Distribution Agreement.

    "Contact Sheet" means the Product Manager data sheet set out in Exhibit C to this Agreement. "Customers" means persons who purchase Products from the Catalogue on the CyberRetail Web Site.

    "CyberRetail Web Site" means the Web Site through which CyberRetail intends to sell Products.

    "Delivery Request" shall have the meaning set forth in Section 5.4.

    "Disclosing Party" shall have the meaning set forth in Section 14.1.

    "Fulfillment Center" means the facilities from which Customer orders will be shipped. which shall be notified from time to time to Vendor by CyberRetail and which, initially, shall be CyberRetail's principal business address set forth above.

    "Indemnifying Party" and "Indemnified Party" have the respective meanings set forth in Section 16.

    "Intellectual Property" has the meaning set forth in Section 4.3. "Internet" includes, but is not limited to, the world wide web.

    "License" shall have the meaning set forth in Section 4.3.

    "Product" means a product of Vendor listed on the Product List.

    "Product Description Sheet" means the data sheet of Products set out in Exhibit B to this Agreement.

    "Product Item" means the smallest unit of a Product that can be sold to a Customer.

    "Product List" means the list of products of Vendor set out in Exhibit A to this Agreement.

    "Product Manager" shall have the meaning set forth in Section 7.

    "Receiving Party" shall have the meaning set forth in Section 14.1.

    "Retail Price" means the price paid by a Customer for a Product Item purchased over the CyberRetail Web Site excluding shipping and handling charges and sales tax.

    "Returns Policy" means the policy for product returns set out in Exhibit E hereto as modified by CyberRetail from time to time.

    "Return Processing Fee" shall have the meaning set forth in Section 8.2(d).


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    "Shipping  Instructions"  means  the  instructions  to Vendor  for  shipping
Product to the Fulfillment Center set out in Exhibit D, as amended by CyberRetail from time to time.

    "Storage Fee" means the fee payable by Vendor under Section 3(c) of the Internet Distribution Agreement and in accordance with Section 5.5 of the Terms and Conditions.

    "Term" means the term of the Internet Distribution Agreement under Section 3 thereof.

    "Terms and Conditions" means these terms and conditions set out in Schedule A to the Agreement.

    "Vendor" shall have the meaning set forth in the Preamble of this Agreement.

    "Web Page" means a document or file that is formatted using Hypertext Markup Language or any related computer programming language which is intended to be accessible over the Internet using web browser software.

    "Web Site" means a series of interconnected Web Pages residing in a single directory of a single web server computer.

2.       EXCLUSIVE APPOINTMENT

    Vendor appoints CyberRetail as its exclusive distributor for the sale of Products on the Internet. Vendor hereby covenants not to sell or permit any person other than CyberRetail to sell the Products over the Internet during the Term without the prior written consent of CyberRetail.

3.       PRODUCTS

    3.1 Product List Amendment. The Product List may be amended to add, remove or substitute product(s) of Vendor as the Parties may agree.

4.       WEB SITE; CATALOGUE

    4.1 Web Site. During the Term, CyberRetail shall maintain the CyberRetail Web Site for the purposes of selling Products over the Internet. CyberRetail shall maintain the CyberRetail Web Site, in accordance with all applicable Federal, State and local laws, rules and regulations in the United States of America.

    4.2 Catalogue.

    (a) Inclusion of Products. Subject to the requirements in Section 4.2(b) below, CyberRetail shall add the Products to the Catalogue. CyberRetail shall determine the form in which the Products shall appear in the Catalogue, including the information that is to accompany the Product in the Catalogue (such as the price, size, color or description of the Product and any graphical depiction of the Product).

    (b) Product Information and Samples. CyberRetail is not required to include a Product in the Catalogue until Vendor has: (i) completed and delivered to CyberRetail the product description sheet contained in Exhibit B hereto in respect of each Product in the Product List; (ii) delivered to CyberRetail one
(1) sample of each Product in the Product list; and (iii) delivered to the Fulfillment Center the Acceptable Size Run for the Product in each case at Vendor's sole expense.

    (c) Updating of Catalogue Information. Vendor shall promptly notify CyberRetail orally and in writing of changes in: (i) Product availability, (ii) Product pricing; (iii) the discontinuation of any Product by Vendor; or (iv) any errors in or changes to the information accompanying any Product in the Catalogue. CyberRetail shall update the Catalogue to reflect such changes within two (2) business days of receipt of such a notice from Vendor. CyberRetail shall not be responsible for any claims regarding errors or omissions of Product information in the Catalogue resulting from Vendor's error or failure to timely advise CyberRetail of changes or corrections to the Catalogue Information.

    (d) Accuracy of Information. CyberRetail will use reasonable efforts to ensure that the Catalogue information conforms to the information provided to CyberRetail by Vendor under this Agreement. However, the accuracy of all descriptions and representations of the Products shall be the sole responsibility of Vendor.


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    (e) Limited Design Services. Unless expressly provided for elsewhere in this
Agreement, (i) CyberRetail shall have no obligation to provide any creative, design, technical or production services to Vendor, and (ii) the nature and extent of any such services which CyberRetail shall provide to Vendor shall be determined by CyberRetail in its sole discretion.

    4.3 License. Vendor hereby grants to CyberRetail a world-wide limited, non-exclusive, royalty-free license (the "License") to use the name, logo, trademark(s), labels, slogans, copyrights and other advertising materials (collectively, the "Intellectual Property") relating to the Products. The License granted to CyberRetail hereby shall be limited to the use of the Intellectual Property in connection with CyberRetail's operation and marketing of the CyberRetail Web Site and CyberRetail's business as herein contemplated. The limited license provided herein shall terminate at the end of the Term or upon earlier termination in accordance with the provisions in this Agreement.

5.       INVENTORY CONTROL AND ORDER FULFILLMENT

    5.1 Order Fulfillment. CyberRetail shall deliver or arrange for the delivery of Products from the Fulfillment Center to fulfill Customer orders properly made over the CyberRetail Web Site.

    5.2 Inventory Levels. The Vendor shall ensure that inventory levels for a Product do not fall below Acceptable Size Run. The Vendor must deliver to the Fulfillment Center sufficient quantity of Product to maintain the Acceptable Size Run. If the Vendor is unable, for any reason, to maintain the Acceptable Size Run, or knows of circumstances that may result in inventory levels falling below the Acceptable Size Run in the future, or of potential material delays in maintaining the Acceptable Size Run, the Vendor must notify CyberRetail as soon as possible. CyberRetail may alter the Catalogue or Catalogue Information relating to that Product.

    5.3 Delivery to Fulfillment Center. Vendor shall deliver Products to the Fulfillment Center in accordance with the Shipping Instructions. Vendor is responsible for all costs and charges for transportation and delivery of Products to the Fulfillment Center.

    5.4 Delivery Request. CyberRetail may, from time to time, request the delivery of Product(s) by Vendor to the Fulfillment Center by notice to Vendor orally or in writing (the "Delivery Request"). The Delivery Request shall specify the quantity and relevant details of Products to be delivered by Vendor to the Fulfillment Center and the Vendor shall comply with such Delivery Request within 7 days of receiving the Delivery Request.

    5.5 Storage Fee. Each month Vendors all pay the Storage Fee to CyberRetail if the volume of that Product shipped during that month from the Fulfillment Center is less than 80% of the inventory level of that Product at the beginning of that month. No Storage Fee is payable with respect to any Product if.

    (a) the Product has been on the Product List for less than two (2) months;

    (b) CyberRetail has given a Delivery Request during the immediately preceding month; or

    (c) the starting inventory level was not greater than the Monthly Inventory Level.

    5.6 Return of Inventory at Vendor's Request. If a Product is removed from the Product List, CyberRetail agrees to arrange for the shipment, at Vendor's expense, of Vendor's inventory of that Product back to Vendor.


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6.       TITLE TO AND RISK IN THE PRODUCTS

    Products delivered to the Fulfillment Center shall be held as inventory by the Fulfillment Center on a consignment basis and title to and risk in all such Products shall remain Vendor's until an order for a Product Item is processed. Immediately upon completion of the payment process, title and risk in the Product Item shall pass to the Customer.

7.       PRODUCT MANAGER

    Vendor shall designate a Product manager (the "Product Manager") and provide contact information with respect to such Product Manager on the Contact Sheet attached hereto as Exhibit C. The Product Manager shall have the authority to bind Vendor with regard to all decisions concerning Product information set forth in the Catalogue, including but not limited to (i) approving all text utilized on the CyberRetail Web Site relating to Vendor and the Products, (ii) amending the list of Products included in the Catalogue, and (iii) supplying and updating the information in the Catalogue. In addition, the Product Manager shall have primary responsibility for the delivery of Products to the Fulfillment Center and for all other matters relating to inventory control, and Product returns.

    In addition, the Product Manager shall be responsible for contacting CyberRetail at least once a month to provide information concerning current Product availability, inventory levels of Vendor's Products and contemplated shipments of Products.

8.       PRODUCT RETURNS

    8.1 CyberRetail Return Policy Acknowledged. Vendor hereby acknowledges the provisions of CyberRetail's Return Policy as posted on the CyberRetail Web Site, a copy of which is attached hereto as Exhibit E. Vendor agrees to accept returns, make exchanges and provide refunds in accordance with the Returns Policy, as such policy may be modified by CyberRetail in its sole discretion from time to time.

    8.2 Return Processing. CyberRetail shall be responsible for processing all requests for refunds and exchanges in accordance with the following provisions:

    (a) In the event that a Customer returns a Product Item due to an error made by CyberRetail or the Fulfillment Center, CyberRetail shall (i) arrange and pay for the cost of shipping the Product Item from the Customer to the Fulfillment Center or such other return site as CyberRetail shall designate, (ii) ship the correct Product Item(s) to the Customer at CyberRetail's cost.

    (b) If a Customer  returns a Product  Item due to the fact that such Product
Item is not to the Customer's liking, CyberRetail shall promptly notify Vendor, which notice shall include the name of the Customer, the Product Item being returned and such other relevant information as Vendor may reasonably request; and (i) if the Customer has requested a refund, CyberRetail shall be responsible for crediting such Customer's account in the appropriate amount, and (ii) if the Customer has asked that the returned Product Item be exchanged for the same Product Item in a different color or size, CyberRetail shall deliver or arrange for the delivery of the requested replacement Product Item directly to the Customer and CyberRetail shall be responsible for charging or crediting the Customer's credit or charge card for the shipping and handling fee or any difference in price between the Retail Price of the returned Product Item and Retail Price of the replacement Product Item.

    (c) If a Customer returns a Product Item due to (i) the fact that the Product Item is damaged or defective or (ii) an error made by Vendor, Vendor shall pay for the cost of shipping the damaged, defective or incorrect Product Item from the Customer to the Fulfillment Center and the cost of reshipping a non-defective, undamaged or correct Product Item (as the case may be) to the Customer.


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    (d) In the  case of any  returns  described  in  subparagraphs  (b) and (c),
CyberRetail shall be entitled to recover from Vendor a return processing fee of $1.25 per Product Item ("Return Processing Fee").

    (e) In the case of any returns  described in subparagraph  (a),  (b)(ii) and
(c) above for which a replacement Product is not available, CyberRetail shall refund the Retail Price of the Product Item(s) directly to Customer, and CyberRetail shall be entitled to recover from Vendor the Retail Price less any Commission already paid to CyberRetail.

    (f) In the case of returns described in subparagraph (b)(i) above, CyberRetail shall also be entitled to recover from Vendor the Retail Price less any Commission already paid to CyberRetail in respect of such Product Items.

    (g) In the case of any returns described above, CyberRetail shall arrange for the inspection of the returned Product Item(s) and if the returned Product Item(s) is fit for resale, cause such returned Product Item(s) to be placed into Vendor's inventory at the Fulfillment Center. If the Item is not fit for resale, CyberRetail shall notify Vendor and shall determine the disposition of the Item.

    (h) Title in returned Product Items shall revert to Vendor following completion of refund or exchange processing.

9. FEES, COMMISSIONS AND CHARGES

    9.1 Commissions. CyberRetail shall earn the Commission on each sale of a Product Item through the CyberRetail Web Site. The Commission is calculated on the Retail Price of each Item sold.

    9.2 Other Charges. Vendor shall be responsible for the payment of any credit card service fees debited by the credit card company as a percentage of the subject transaction. CyberRetail shall pay any fixed transaction charges assessed by the credit card company with respect to each credit card sale.

    9.3 Set-Up Fee. Half of the set-up fee payable by Vendor under Section 3(b) of the Internet Distribution Agreement shall be paid upon execution and delivery of this Agreement, and full payment of the remaining balance shall be paid before the Products are displayed for sale in the Catalogue.

    9.4 Additional Product Set-Up Fees. If Vendor notifies CyberRetail of additions to be made to the Product List pursuant to Section 3.1, CyberRetail shall include such new Product(s) in the Catalogue on the same conditions as are set forth in Section 4.2. Vendor must pay to CyberRetail a Set-up Fee in accordance with Section 3 of the Internet Distribution Agreement per additional Product added to the Product List for inclusion in the Catalogue. The payment shall be deducted from the monthly remittance to Vendor under Section 9.5(b) in the month in which the changes to the Catalogue are made.

    9.5 Payments/Reports.

    (a) Customer Payments. CyberRetail shall have sole responsibility for the collection of payments from Customers for Products purchased through the CyberRetail Web Site.

    (b) Payment to Vendor. Within seven (7) business days after the end of each month, CyberRetail shall remit payment to Vendor in an amount equal to the aggregate Retail Price for all Product Items sold during that month less aggregate Commissions fees and other charges (including, without limitation, shipping costs for returns) for which Vendor is responsible under this Agreement.

10.      AUDITS

    Upon prior reasonable written notice to CyberRetail, Vendor shall, at Vendor's expense, have the right during the Term and for a period of one (1) year thereafter to examine any books or records of CyberRetail (at CyberRetail's principal place of business and during regular business hours) for the purposes of confirming the calculations of Commissions, Storage Fees and other charges or


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costs  incurred by Vendor.  Vendor agrees to maintain all  information  obtained during such examination in confidence and to cause its duly authorized representative to do so as well in accordance with the terms hereof.

11. PRODUCT WARRANTY

    11.1 Quality Assurance. Vendor warrants that all Products delivered to the Fulfillment Center or sent direct by Vendor to Customers will conform to the specifications, descriptions and samples furnished by Vendor and reflected in the Catalogue and will be merchantable, of good material and workmanship, and free from all defects. If such Products do not conform, CyberRetail shall so notify Vendor in writing, and CyberRetail, at its option and at the expense and risk of Vendor, may either return such Products to Vendor or hold them for such disposal as Vendor may indicate.

    11.2 Compliance with Laws. Vendor agrees to fully observe and comply with all applicable Federal, State and local laws, rules, regulations and orders pertaining to the production and sale of the Products, and, upon request, Vendor shall furnish CyberRetail certificates of compliance with such laws, rules, regulations and orders.

    11.3 Vendor's Warranty to Customers. Vendor will provide all Customers with Vendor's standard Warranties directly and CyberRetail shall not be required to provide any services to Customers, including honoring any warranties, in connection with the Products after delivery.

    11.4 Price Warranty. Vendor warrants that the Retail Prices for the Products to be sold through CyberRetail's Web Site are not greater than currently charged by Vendor to any other retailer or customer for articles in similar quantities. In the event Vendor reduces its price to any third party for a Product Item during the term of this Agreement, Vendor agrees to reduce the Retail Price hereof correspondingly.

12.  REPRESENTATIONS  AND WARRANTIES

    12.1 CyberRetail represents and warrants that:

    (a) CyberRetail has the full right, power and authority to enter into this agreement and to perform its obligations hereunder.

    (b) The entering into of this Agreement by CyberRetail and the performance by CyberRetail of any of its obligations hereunder will not violate any other agreement to which CyberRetail is a party.

    (c) The operation of and the sale of Products through the CyberRetail Web Site does not violate any applicable Federal, State and local laws, rules, regulations and orders.

    12.2 Vendor  represents  and warrants  that:

    (a) Vendor has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder, including, without limitation, the right to distribute the Products through the CyberRetail Web Site in accordance with this Agreement.

    (b) The entering into of this Agreement by Vendor and the performance by Vendor of any of its obligations hereunder will not violate any other agreement to which Vendor is a party.

    (c) The production and sale of the Products does not violate any applicable Federal, State and local laws, rules, regulations and orders.

13.  TERMINATION

    13.1 Termination for Cause. If any of the following conditions shall occur, either Party hereto may terminate this Agreement upon thirty (30) days' written notice to the other Party in accordance with the terms hereof


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    (a) If  the  other  Party  shall  file  or be the  subject  of a  bankruptcy petition, become insolvent, apply for or consent to the appointment of a receiver or trustee or make an assignment for the benefit of creditors or be unable to meet its obligations in the normal course of business as they fall due.

    (b) If the other Party shall commit any material breach of this Agreement and shall fail to remedy same within thirty (30) days following written notice thereof or any repeated material breach of this Agreement by the other Party whether or not cured. The Parties agree that, inter alia, the failure by Vendor to maintain at least the Monthly Inventory Level shall constitute a material breach of this Agreement.

    (c) If CyberRetail shall, for any reason, cease to offer any products from any vendor for sale via the Web Site for which CyberRetail or any third-party fulfillment service is to provide fulfillment services; provided, however, that a change to the Uniform Resource Locator of the Web Site shall not be deemed to be the cessation of the Web Site or the cessation of the offering of products for sale via the Web Site.

    13.2 Termination by Vendor. This Agreement may be terminated by Vendor upon thirty (30) days' written notice to CyberRetail if the gross dollar amount of retail sales of the Products through the Web Site from the beginning of the twelfth (12th) month to the end of the eighteenth (18th) month of the Term is less than two (2) times the gross dollar amount of retail sales of the Products from the beginning of the sixth (6th) month to the end of the twelfth (12th) month of the Term (the "Benchmark Sales Level"); provided, however, that appropriate adjustments may be made by CyberRetail to the Benchmark Sales Level to reflect sales lost as a result of a failure by Vendor to meet its obligations hereunder or the withdrawal of any of the Products from the Web Site. Vendor's right to terminate this Agreement pursuant to this Section 13.2 shall expire thirty (30) days after the end of the 18th month of the term.

    13.3 Unsold Merchandise. Upon expiration or termination of this Agreement, CyberRetail shall, or shall cause the Fulfillment Center in possession thereof to, return any unsold Products in its possession to Vendor at Vendor's sole expense.

    13.4 Continuing Obligations upon Termination. Neither CyberRetail nor Vendor shall be liable to the other on account of any termination or expiration of the Agreement for reimbursement or damages for loss of goodwill, prospective profits or anticipated orders, or on account of any expenditures, investments, or commitments made by either CyberRetail or Vendor, or for any other reason whatever; provided, however, that each Party shall be responsible for any continuing commitments, obligations or contracts existing or entered into prior to the delivery of such notice of termination.

14.  CONFIDENTIALITY

    14.1 Information Disclosure. Any information relating to or disclosed in the course of this Agreement by either Party (the "Disclosing Party") to the other Party (the "Receiving Party"), which is or should be reasonably understood to be confidential or proprietary to the Disclosing Party, including but not limited to, the material terms of this Agreement, sales, cost and other unpublished financial information, product and business plans, projections, and marketing data shall be deemed "Confidential Information" and shall not be disclosed to any other party without the prior written consent of the Disclosing Party.

    14.2 Advertisements. Vendor shall not in any manner advertise or publish the fact that it has furnished, or contracted to furnish, CyberRetail the Products herein mentioned without the prior written consent of CyberRetail. Vendor shall not disclose any details in connection with this order to any party except as may be otherwise provided.


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    14.3 Ownership of Information.

    (a) CyberRetail's Ownership Rights. CyberRetail shall at all times own and retain all right, title and interest in and to the Web Site and the Catalogue, including without limitation, all patents, copyrights, trademarks, trade names, trade dress and trade secrets, right to the graphical user interface, source code and object code, and other intellectual property rights.

    (b) Vendor's Ownership Rights. Subject to the rights licensed to CyberRetail in this Agreement, and except for any portions thereof which may be in the public domain, Vendor shall retain rights of ownership in and to the information supplied to CyberRetail.

15.  USE OF THIRD-PARTY  CONTRACTORS BY CYBERRETAIL

    CyberRetail may use the services of one or more third-party contractors to perform certain of CyberRetail's obligations hereunder. Vendor agrees to CyberRetail's use of such third-party contractors. CyberRetail shall use its best efforts to prevent any such third-party contractor from selling any Customer information or collecting any Customer information for any purpose other than the performance of its obligations to CyberRetail.

16.  INDEMNITY

    (a) Each Party (the "Indemnifying Party") hereto agrees to indemnify, defend and hold harmless the other Party (the "Indemnified Party"), its affiliates, officers, directors, employees, agents and assigns from and against any and all claims, actions, losses, damages, liability, costs and expenses (including reasonable attorneys' fees) arising out of or in connection with (i) the breach of any representation, warranty or agreement made by the Indemnifying Party hereunder, (ii) incorrect or mistaken pricing information of the Products directly resulting from an error by the Indemnifying Party, (iii) if the Indemnifying Party is Vendor, the Products and the use by CyberRetail of the Intellectual Property as contemplated herein, and (iv) if the Indemnifying Party is CyberRetail, the Operation of the CyberRetail Web Site. The Indemnified Party shall promptly notify the Indemnifying Party of all claims and proceedings related thereto of which it becomes aware. The Indemnified Party may, at its option, participate in any such claims and proceedings through counsel of its own choosing at its expense. Vendor or its affiliate shall at all times maintain product liability insurance, insuring losses arising out of the manufacture and use of the Products, naming CyberRetail as an additional or co-insured under such policy of insurance, in an amount not less than One Million Dollars ($1,000,000) per occurrence.

17.  LIMITATION OF LIABILITY

    CYBERRETAIL DOES NOT MAKE BY VIRTUE OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN, AND CYBERRETAIL EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO THE FUNCTIONALITY OR OPERATION OF THE CYBERRETAIL WEB SITE OR CATALOGUE SOFTWARE USED IN MARKETING OF PRODUCTS VIA THE CYBERRETAIL WEB SITE, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT FOR THE INDEMNITY OBLIGATIONS SET FORTH IN SECTION 16 HEREOF, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, INCIDENTAL INDIRECT OR SPECIAL DAMAGES IN CONNECTION WITH THE CYBERRETAIL WEB SITE OR CATALOGUE, OR PERFORMANCE OF OBLIGATIONS UNDER THIS AGREEMENT, EVEN IF THE OTHER PARTY HAS BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING. CYBERRETAIL SHALL NOT BE LIABLE FOR ANY THIRD PARTY'S MISUSE, MANIPULATION, OR MISAPPROPRIATION OF VENDOR'S DATA.

18.  MISCELLANEOUS

    18.1 Non-Waiver. The waiver by CyberRetail of a breach of any provisions of this Agreement by Vendor shall not operate nor be construed as a waiver of CyberRetail's right to assert that Vendor has committed any subsequent breach.

    18.2 Severability. If any of the provisions of this Agreement, or the application of any term or provision to any persons or circumstances is invalid or unenforceable to any extent, then the remainder of this Agreement or the application of the terms or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall not be affected thereby and each term or provision of this Agreement shall be valid and enforceable to the extent permitted by law.

    18.3 Assignment. This Agreement may not be assigned by either Party without the prior written consent of the other Party. The rights and obligations of the parties hereto under this Agreement shall inure to the benefit of and shall be binding upon the Parties' successors and assigns.

    18.4 Construction. Headings in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect. References to the masculine gender shall mean the feminine and references to the singular shall mean the plural, all as the context may require in a given instances.

    18.5 Notices. Any notice to be given under this Agreement shall be sufficient if it is in writing and delivered in person or sent by certified mail return receipt requested, postage prepaid, to Vendor, to the attention of the Product Manager, or to CyberRetail to the attention of it's President, each at its principal office as set forth above or as may hereafter be changed by proper notice.

    18.6 Entire Agreement. This Agreement contains the entire Agreement of the parties and supersedes all prior agreements or understandings pertaining to the subject matter hereof whether written or oral. No modifications or amendment of this Agreement shall be effective unless in a written instrument, executed by both Parties. This contract will be considered VOID if not signed and delivered to CyberRetail within fifteen (15) business days of the date first listed above.

    18.7 Force Majeure. Neither Party shall have any liability to the other Party for any failure to perform hereunder if such failure is due to causes beyond its reasonable control, including, without limitation, failure resulting from labor difficulties, acts of god, governmental action, embargoes, fire, flood, explosion, war, civil disturbance, transportation facilities, machinery breakdown, delays of supplier, acts or omissions of any common carriers or their agents, ISP failures, internet brownouts, failures, malfunctions or delays and other events outside its reasonable control. Notwithstanding the occurrence of any of the foregoing events, the Party which is adversely effected by such event shall use reasonable efforts (if practicable to do so and without requiring it to incur additional expense) to continue to perform its obligations hereunder, but in no event shall such Party be liable to the other party for its failure to perform those of its obligations which are unable or impracticable to be performed due to the occurrence of any such event.

    18.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; provided, however, that this Agreement shall not be effective unless and until each Party has executed and delivered a counterpart.

    18.9 Governing. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of New York.

19.      REMEDIES; DISPUTE RESOLUTION

    19.1 Dispute Resolution. All disputes between the Parties shall be settled, if possible, through good faith negotiations between the relevant parties.

    19.2 Injunctive Relief. In the event of a breach or threatened breach by either Party of the terms of the Internet Distribution Agreement, the other Party shall be entitled to an injunction restraining the breaching party from committing any breach of this Agreement, without showing or proving any actual damages and without diminishing any other right or remedy which such Party may have at law or in equity to enforce the provisions of this Agreement. Each Party waives any right it may have to require the other Party to post a bond or other security with respect to obtaining or continuing any injunction or temporary restraining order.

    19.3 Set-Offs. All claims for money due or to become due from CyberRetail shall be subject to deduction or set-off by CyberRetail by reason of any counterclaim arising out of this or any other transaction with Vendor.

                                   EXHIBIT C
                                 CONTACT SHEET

Company: Bodyguard Records.com

Address: 138 Fulton Street
         New York, NY  10038

Contact: Gene Foley                         Ext# __________

Assistant: ____________________     Ext# __________

Phone Number:     732-888-4646

Fax Number:       732-888-2973

EMAIL ADDRESS:    DR.GENEFOLEY@AOL.COM

WHERE DO WE SEND ORDERS (CIRCLE ONE):       EMAIL OR FAX
                                                     ---
Best time to contact you: M-F 10 am to 7 pm

COMMENTS:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Product Category: Music CD's & Merchandise        Date: 1-17-2000

Gender: ___________________________

Classification: ___________________

FOR OUR RECORDS PLEASE FILL OUT COMPLETELY AND RETURN WITH CONTRACT. THANK YOU.

                                   EXHIBIT D
                             Shipping Instructions
                             ---------------------

Bills of Lading
Merchandise must be packed, described and shipped on bills of lading in accordance with the most current National Motor Freight Classification (NMFC) along with applicable freight tariffs that assure the lowest legal freight charges. Bills of lading must have Vendor name, complete origin shipping address; total cartons and pallets, weight, applicable NMFC item and description, and shipper number; seal(s) and trailer number(s) on truck load shipments. Combine same day shipments on single bill of lading.

Packing Slip
Packing slip must be legible and enclosed in protective plastic envelope attached to the outside of a master carton for each shipment and contain Vendor name and address, Vendor Item numbers, quantity.

Carton  Markings / Packaging
Master cartons and individual unit cartons must be marked legibly using black ink on at least one (1) side of each carton showing Vendor Item number and the carton contents quantity. Marking and/or label print shall be at least 1/8 inch in height. Computer printed pressure sensitive labels are acceptable.

Each Product Item ("SKU") is to be individually packed in polybags and/or boxed and labeled. Two-piece or multiple-piece sets must be packed in one polybag and/or box. Each polybag and/or box must have the SKU, color and color code and size visible. Master shipping cartons should contain only one SKU and each carton should weigh less than 50 pounds. Each carton must have the SKU, color and color code, size and total number of cartons being shipped (e.g., 1 of 10) visible. If a Vendor wishes to mix the contents of a master carton, each SKU, color and size should be clearly labeled and segregated in a polybag or separate carton within the master carton. These SKU's should be clearly specified on the packing slip.

Multiple SKU's received unsorted in a master carton will be subject to a Rework Charge determined by CyberRetail and any mutually agreed upon out-of-pocket expenses incurred in connection therewith to sort and repackage each SKU for appropriate shipping to the Customer.

Pre-packaged items
Items pre-packaged for shipment to the end Customer by Vendor will be assumed to be adequate protection, assuming shipment via USPS, UPS or other mail carrier. CyberRetail will assume no responsibility for product damage incurred during shipment for pre-packaged items.

                                   EXHIBIT E
                           CyberRetail Return Policy
                           -------------------------

    Every Item we sell will give complete satisfaction or you may return it for a full refund, within 35 days of the date posted on your invoice. See below for specific policies:

General: All original tags must be on the garments. This policy pertains to all products sold by CyberRetail.com. Please read below for additional policy on Swimwear, Shoes, belts and Suits.

Swim Wear:    Sanitary patch must be intact and not removed from the garment.

Shoes: Must be in "like new" condition, not worn outside. While breaking in please do not wear outside, keep indoors at all times until you are sure that they are the correct fit.


Suits:        Only returned if NO alterations were made.

Underwear:    Unworn, in packaging.

Undershirts:  Unworn, in packaging.

Belts: Must be in "like new" condition, without evidence of excessive wear. Please try on immediately and test for comfort and proper fit.



*CyberRetail understands that there are extreme circumstances where a garment may contain a defect, and only after it has been worn can the defect be detected. We will stand behind all products under these circumstances; by no means do we at CyberRetail.com want to hurt you in any way by making you pay for a manufacturer's error. Simply e-mail us and explain the problem and we will issue you a return number and address.

Here Is How:
Five Simple Steps:

1.   Email invoice number and reason for return to returns@CyberRetail.com

2. CyberRetail will e-mail you a return number along with an address to ship your returned product.

3. Send your purchase along with your original invoice, to the address given. Very Important: The return number must be handwritten on the invoice.

4.   Credit will be given once your purchase is received by the manufacturer.

5.   CyberRetail will credit your credit card.